1 https://ford.to/facebook https://x.com/ford https://ford.to/linkedin Ford Reports Fourth Quarter, Full Year ’24 Financial Results, ’25 Guidance; Declares Regular, Supplemental Stock Dividends • Fourth-quarter revenue increased to $48.2 billion; net income of $1.8 billion; adjusted EBIT of $2.1 billion • Full-year revenue increased to $185 billion; net income of $5.9 billion; adjusted EBIT of $10.2 billion; operating cash flow was $15.4 billion, adjusted free cash flow of $6.7 billion • Company declares first quarter regular and supplemental dividends, each of 15 cents per share, payable March 3 to shareholders of record on Feb. 18 • Outlook for full-year 2025 includes adjusted EBIT of $7.0 billion to $8.5 billion, adjusted FCF of $3.5 billion to $4.5 billion, and capital spending of $8 billion to $9 billion DEARBORN, Mich., Feb. 5, 2025 – Ford Motor Company (NYSE: F) today announced its fourth-quarter and full-year 2024 financial results. “Ford is becoming a fundamentally stronger company. We finished 2024 with a solid fourth quarter, capping the highest revenue year in Ford’s history,” said President and CEO Jim Farley. “Our product portfolio offers the broadest powertrain choice. And Ford Pro, with its mid-teen margins, leading market position, and growing service and repair revenue, provides unique advantages for continued growth.” “In 2025, we expect to make significantly more progress on our two biggest areas of opportunity – quality and cost – as we enter the heart of our Ford+ transformation. We control those key profit drivers, and I am confident that we are on the right path to create long-term value for all our stakeholders.” Added Sherry House, Ford’s vice president, Finance, and incoming CFO: “The Ford+ plan is built on strong fundamentals and we expect to build momentum and earnings power through 2025. We are remaking Ford into a higher growth, higher margin, more capital efficient and more durable company that is focused on delivering great value to our customers and shareholders.”

Total Company Highlights

	Fourth Quarter			Full Year		
	2023	2024	Change	2023	2024	Change
Wholesale Units (000)	1,152	1,188	3 %	4,413	4,470	1 %
GAAP Financial Measures						
Cash Flows from Op. Activities ($B)	$ 2.5	$ 3.0	$ 0.5	$ 14.9	$ 15.4	$ 0.5
Revenue ($B)	46.0	48.2	5 %	176.2	185.0	5 %
Net Income / (Loss) ($B)	(0.5)	1.8	2.4	4.3	5.9	1.5
Net Income / (Loss) Margin (%)	(1.1)%	3.8 %	4.9 ppts	2.5 %	3.2 %	0.7 ppts
EPS (Diluted)	$ (0.13)	$ 0.45	$ 0.58	$ 1.08	$ 1.46	$ 0.38
Non-GAAP Financial Measures						
Company Adj. Free Cash Flow ($B)	$ 2.0	$ 0.7	$ (1.2)	$ 6.8	$ 6.7	$ (0.1)
Company Adj. EBIT ($B)	1.1	2.1	1.1	10.4	10.2	(0.2)
Company Adj. EBIT Margin (%)	2.3 %	4.4 %	2.1 ppts	5.9 %	5.5 %	(0.4) ppts
Adjusted EPS (Diluted)	$ 0.29	$ 0.39	$ 0.10	$ 2.01	$ 1.84	$ (0.17)
Adjusted ROIC (Trailing Four Qtrs)	13.9 %	12.9 %	(1.0) ppts			

The company posted **fourth-quarter revenue** of $48.2 billion, a $2.2 billion increase from the same period a year ago. Fourth-quarter **net income** was $1.8 billion; **adjusted earnings before interest and taxes** was $2.1 billion.

For **full-year 2024**, revenue climbed 5% to $185 billion; **net income** was $5.9 billion, and **adjusted EBIT** was $10.2 billion.

Cash flow from operations in the fourth quarter was $3.0 billion, and **adjusted free cash flow** was $0.7 billion. For the year, cash flow from operations was $15.4 billion and adjusted free cash flow was $6.7 billion. At year end, Ford had over $28 billion in cash and nearly $47 billion in liquidity, providing the flexibility necessary in a dynamic environment.

Ford's board of directors today declared a first-quarter regular dividend of $0.15 per share, plus a supplemental dividend of $0.15 per share, payable on March 3 to shareholders of record on Feb. 18.

2

Business Segment Highlights

	Fourth Quarter			Full Year		
	2023	2024	Change	2023	2024	Change
Ford Blue Segment						
Wholesales (000)	758	774	2 %	2,920	2,862	(2)%
Revenue ($B)	$ 26.2	$ 27.3	4 %	$ 101.9	$ 101.9	— %
EBIT ($M)	813	1,581	$ 768	7,462	5,284	$ (2,178)
EBIT Margin (%)	3.1 %	5.8 %	2.7 ppts	7.3 %	5.2 %	(2.1) ppts
Ford Model e Segment						
Wholesales (000)	34	37	10 %	116	105	(9)%
Revenue ($B)	$ 1.6	$ 1.4	(11)%	$ 5.9	$ 3.9	(35)%
EBIT ($M)	(1,570)	(1,389)	$ 181	(4,701)	(5,076)	$ (375)
EBIT Margin (%)	(98.2)%	(98.1)%	0.1 ppts	(79.7)%	(131.8)%	(52.0) ppts
Ford Pro Segment						
Wholesales (000)	361	378	5 %	1,377	1,503	9 %
Revenue ($B)	$ 15.4	$ 16.2	6 %	$ 58.1	$ 66.9	15 %
EBIT ($M)	1,811	1,629	$ (182)	7,222	9,015	$ 1,793
EBIT Margin (%)	11.8 %	10.0 %	(1.7) ppts	12.4 %	13.5 %	1.0 ppts

In 2024, Ford Blue's revenue was flat at $101.9 billion as positive net pricing offset a 2% decline in wholesales driven by the discontinuation of low-margin products. Segment EBIT was $5.3 billion.

Ford Model e reported a full-year EBIT loss of $5.1 billion, as the company continues to invest in future products. The segment delivered $1.4 billion in cost improvements, net of a $100 million increase in spending to launch new battery plants and next-generation electric vehicles.

Ford Pro generated $9.0 billion in EBIT – a margin of 13.5%, in line with its target of mid-teens. Revenue increased 15% year-over-year to $66.9 billion. Paid software subscriptions increased 27% in 2024 to nearly 650,000 subscribers utilizing new solutions to boost the productivity of their fleets. Telematics grew nearly 100%.

Ford Credit reported full-year earnings before taxes (EBT) of $1.7 billion, an increase of $323 million compared to last year.

3

Full-Year 2025 Outlook

Ford anticipates full-year adjusted EBIT of $7.0 billion to $8.5 billion and to generate $3.5 billion to $4.5 billion in adjusted free cash flow, with capital expenditures of $8.0 billion to $9.0 billion. The guidance presumes headwinds related to market factors.

The company expects first quarter 2025 adjusted EBIT to be roughly breakeven due to lower wholesales and unfavorable mix, including launch activity at major U.S. assembly plants, including Kentucky Truck and Michigan Assembly Plants.

At a segment level, the outlook is for full-year 2025 EBIT of $7.5 billion to $8.0 billion from Ford Pro and $3.5 billion to $4.0 billion from Ford Blue; an EBIT loss of $5.0 billion to $5.5 billion for Ford Model e; and earnings before taxes of about $2.0 billion from Ford Credit.

Ford plans to report first-quarter 2025 financial results after the close of market on Monday, April 28.

Conference Call Details

At 5:00 p.m. ET today, Ford and Ford Motor Credit Company management will hold a conference call to discuss these financial results. For the webcast, click here. It will be available for replay for approximately one week following the call at the same link.

Analysts will be able to ask questions on the call. Registration beforehand is strongly recommended to expedite access to the call.

# # #

About Ford Motor Company

Ford Motor Company was incorporated in Delaware in 1919. We acquired the business of a Michigan company, also known as Ford Motor Company, which had been incorporated in 1903 to produce and sell automobiles designed and engineered by Henry Ford. We are a global company based in Dearborn, Michigan. With about 171,000 employees worldwide, the Company is committed to helping build a better world, where every person is free to move and pursue their dreams. The Company's Ford+ plan for growth and value creation combines existing strengths, new capabilities, and always-on relationships with customers to enrich experiences for customers and deepen their loyalty. Ford develops and delivers innovative, must-have Ford trucks, sport utility vehicles, commercial vans and cars, and Lincoln luxury vehicles, along with connected services. The Company offers freedom of choice through three customer-centered business segments: Ford Blue, engineering iconic gas-powered and hybrid vehicles; Ford Model e, inventing breakthrough electric vehicles ("EVs") along with embedded software that defines always-on digital experiences for all customers; and Ford Pro, helping commercial customers transform and expand their businesses with vehicles and services tailored to their needs. Additionally, the Company provides financial services through Ford Motor Credit Company LLC ("Ford Credit").

Contacts:	Media	Equity Investment Community	Fixed Income Investment Community	Shareholder Inquiries
	Ian Thibodeau	Lynn Antipas Tyson	Jessica Vila- Goulding	1.800.555.5259 or
	1.313.268.6056	1.914.485.1150	1.313.248.3896	1.313.845.8540
	ithibode@ford.com	ltyson4@ford.com	jvila5@ford.com	stockinf@ford.com

4

5 The following applies to the information throughout this release: • See tables later in this release for the nature and amount of special items, and reconciliations of the non-GAAP financial measures designated as “adjusted” to the most comparable financial measures calculated in accordance with U.S. generally accepted accounting principles (“GAAP”). • Wholesale unit and production volumes include Ford and Lincoln brand vehicles produced and sold by Ford or our unconsolidated affiliates and Jiangling Motors Corporation (“JMC”) brand vehicles produced and sold in China by our unconsolidated affiliate. Revenue does not include vehicles produced and sold by our unconsolidated affiliates. Wholesales and revenue exclude transactions between the Ford Blue, Ford Model e and Ford Pro business segments. See materials supporting the February 5, 2025, conference call at shareholder.ford.com for further discussion of wholesale unit volumes. Cautionary Note on Forward-Looking Statements Statements included or incorporated by reference herein may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on expectations, forecasts, and assumptions by our management and involve a number of risks, uncertainties, and other factors that could cause actual results to differ materially from those stated, including, without limitation: • Ford’s long-term success depends on delivering the Ford+ plan, including improving cost and competitiveness; • Ford’s vehicles could be affected by defects that result in recall campaigns, increased warranty costs, or delays in new model launches, and the time it takes to improve the quality of our vehicles and services and reduce the costs associated therewith could continue to have an adverse effect on our business; • Ford is highly dependent on its suppliers to deliver components in accordance with Ford’s production schedule and specifications, and a shortage of or inability to timely acquire key components or raw materials can disrupt Ford’s production of vehicles; • Ford’s production, as well as Ford’s suppliers’ production, and/or the ability to deliver products to consumers could be disrupted by labor issues, public health issues, natural or man-made disasters, adverse effects of climate change, financial distress, production difficulties, capacity limitations, or other factors; • Ford may not realize the anticipated benefits of existing or pending strategic alliances, joint ventures, acquisitions, divestitures, or business strategies or the benefits may take longer than expected to materialize; • Ford may not realize the anticipated benefits of restructuring actions and such actions may cause Ford to incur significant charges, disrupt our operations, or harm our reputation; • Failure to develop and deploy secure digital services that appeal to customers and grow our subscription rates could have a negative impact on Ford’s business; • Ford’s ability to maintain a competitive cost structure could be affected by labor or other constraints; • Ford’s ability to attract, develop, grow, support, and reward talent is critical to its success and competitiveness; • Operational information systems, security systems, vehicles, and services could be affected by cybersecurity incidents, ransomware attacks, and other disruptions and impact Ford, Ford Credit, their suppliers, and dealers; • To facilitate access to the raw materials and other components necessary for the production of electric vehicles, Ford has entered into and may, in the future, enter into multi-year commitments to raw material and other suppliers that subject Ford to risks associated with lower future demand for such items as well as costs that fluctuate and are difficult to accurately forecast;

6 • With a global footprint and supply chain, Ford’s results and operations could be adversely affected by economic or geopolitical developments, including protectionist trade policies such as tariffs, or other events; • Ford’s new and existing products and digital, software, and physical services are subject to market acceptance and face significant competition from existing and new entrants in the automotive and digital and software services industries, and Ford’s reputation may be harmed based on positions it takes or if it is unable to achieve the initiatives it has announced; • Ford may face increased price competition for its products and services, including pricing pressure resulting from industry excess capacity, currency fluctuations, competitive actions, or economic or other factors, particularly for electric vehicles; • Inflationary pressure and fluctuations in commodity and energy prices, foreign currency exchange rates, interest rates, and market value of Ford or Ford Credit’s investments, including marketable securities, can have a significant effect on results; • Ford’s results are dependent on sales of larger, more profitable vehicles, particularly in the United States; • Industry sales volume can be volatile and could decline if there is a financial crisis, recession, public health emergency, or significant geopolitical event; • The impact of government incentives on Ford’s business could be significant, and Ford’s receipt of government incentives could be subject to reduction, termination, or clawback; • Ford and Ford Credit’s access to debt, securitization, or derivative markets around the world at competitive rates or in sufficient amounts could be affected by credit rating downgrades, market volatility, market disruption, regulatory requirements, asset portfolios, or other factors; • Ford Credit could experience higher-than-expected credit losses, lower-than-anticipated residual values, or higher-than-expected return volumes for leased vehicles; • Economic and demographic experience for pension and OPEB plans (e.g., discount rates or investment returns) could be worse than Ford has assumed; • Pension and other postretirement liabilities could adversely affect Ford’s liquidity and financial condition; • Ford and Ford Credit could experience unusual or significant litigation, governmental investigations, or adverse publicity arising out of alleged defects in products, services, perceived environmental impacts, or otherwise; • Ford may need to substantially modify its product plans and facilities to comply with safety, emissions, fuel economy, autonomous driving technology, environmental, and other regulations; • Ford and Ford Credit could be affected by the continued development of more stringent privacy, data use, data protection, data access, and artificial intelligence laws and regulations as well as consumers’ heightened expectations to safeguard their personal information; and • Ford Credit could be subject to new or increased credit regulations, consumer protection regulations, or other regulations. We cannot be certain that any expectation, forecast, or assumption made in preparing forward- looking statements will prove accurate, or that any projection will be realized. It is to be expected that there may be differences between projected and actual results. Our forward-looking statements speak only as of the date of their initial issuance, and we do not undertake any obligation to update or revise publicly any forward-looking statement, whether as a result of new information, future events, or otherwise. For additional discussion, see “Item 1A. Risk Factors” in our most recent Annual Report on Form 10-K, as updated by subsequent filings with the United States Securities and Exchange Commission.

7 FORD MOTOR COMPANY AND SUBSIDIARIES CONSOLIDATED INCOME STATEMENTS (in millions, except per share amounts) For the years ended December 31, 2022 2023 2024 Revenues Company excluding Ford Credit $ 149,079 $ 165,901 $ 172,706 Ford Credit 8,978 10,290 12,286 Total revenues 158,057 176,191 184,992 Costs and expenses Cost of sales 134,397 150,550 158,434 Selling, administrative, and other expenses 10,888 10,702 10,287 Ford Credit interest, operating, and other expenses 6,496 9,481 11,052 Total costs and expenses 151,781 170,733 179,773 Operating income/(loss) 6,276 5,458 5,219 Interest expense on Company debt excluding Ford Credit 1,259 1,302 1,115 Other income/(loss), net (5,150) (603) 2,451 Equity in net income/(loss) of affiliated companies (2,883) 414 678 Income/(Loss) before income taxes (3,016) 3,967 7,233 Provision for/(Benefit from) income taxes (864) (362) 1,339 Net income/(loss) (2,152) 4,329 5,894 Less: Income/(Loss) attributable to noncontrolling interests (171) (18) 15 Net income/(loss) attributable to Ford Motor Company $ (1,981) $ 4,347 $ 5,879 EARNINGS/(LOSS) PER SHARE ATTRIBUTABLE TO FORD MOTOR COMPANY COMMON AND CLASS B STOCK Basic income/(loss) $ (0.49) $ 1.09 $ 1.48 Diluted income/(loss) (0.49) 1.08 1.46 Weighted-average shares used in computation of earnings/(loss) per share Basic shares 4,014 3,998 3,978 Diluted shares 4,014 4,041 4,021

8 FORD MOTOR COMPANY AND SUBSIDIARIES CONSOLIDATED BALANCE SHEETS (in millions) December 31, 2023 December 31, 2024 ASSETS Cash and cash equivalents $ 24,862 $ 22,935 Marketable securities 15,309 15,413 Ford Credit finance receivables, net of allowance for credit losses of $256 and $247 46,425 51,850 Trade and other receivables, less allowances of $64 and $84 15,601 14,723 Inventories 15,651 14,951 Other assets 3,633 4,602 Total current assets 121,481 124,474 Ford Credit finance receivables, net of allowance for credit losses of $626 and $617 55,650 59,786 Net investment in operating leases 21,384 22,947 Net property 40,821 41,928 Equity in net assets of affiliated companies 5,548 6,821 Deferred income taxes 16,985 16,375 Other assets 11,441 12,865 Total assets $ 273,310 $ 285,196 LIABILITIES Payables $ 25,992 $ 24,128 Other liabilities and deferred revenue 25,870 27,782 Debt payable within one year Company excluding Ford Credit 477 1,756 Ford Credit 49,192 53,193 Total current liabilities 101,531 106,859 Other liabilities and deferred revenue 28,414 28,832 Long-term debt Company excluding Ford Credit 19,467 18,898 Ford Credit 80,095 84,675 Deferred income taxes 1,005 1,074 Total liabilities 230,512 240,338 EQUITY Common Stock, par value $0.01 per share (3,893 million shares issued of 6 billion authorized) 41 41 Class B Stock, par value $0.01 per share (71 million shares issued of 530 million authorized) 1 1 Capital in excess of par value of stock 23,128 23,502 Retained earnings 31,029 33,740 Accumulated other comprehensive income/(loss) (9,042) (9,639) Treasury stock (2,384) (2,810) Total equity attributable to Ford Motor Company 42,773 44,835 Equity attributable to noncontrolling interests 25 23 Total equity 42,798 44,858 Total liabilities and equity $ 273,310 $ 285,196

9 FORD MOTOR COMPANY AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF CASH FLOWS (in millions) For the years ended December 31, 2022 2023 2024 Cash flows from operating activities Net income/(loss) $ (2,152) $ 4,329 $ 5,894 Depreciation and tooling amortization 7,642 7,690 7,567 Other amortization (1,149) (1,167) (1,700) Provision for credit and insurance losses 46 438 575 Pension and other postretirement employee benefits (“OPEB”) expense/(income) (378) 3,052 149 Equity method investment (earnings)/losses and impairments in excess of dividends received 3,324 (33) (287) Foreign currency adjustments (27) (234) 227 Net realized and unrealized (gains)/losses on cash equivalents, marketable securities, and other investments 7,518 205 42 Stock compensation 336 460 511 Provision for/(Benefit from) deferred income taxes (1,910) (1,649) 350 Decrease/(Increase) in finance receivables (wholesale and other) (10,560) (4,827) (4,299) Decrease/(Increase) in accounts receivable and other assets (1,183) (2,620) (2,497) Decrease/(Increase) in inventory (2,576) (1,219) 27 Increase/(Decrease) in accounts payable and accrued and other liabilities 7,268 9,829 8,425 Other 654 664 439 Net cash provided by/(used in) operating activities 6,853 14,918 15,423 Cash flows from investing activities Capital spending (6,866) (8,236) (8,684) Acquisitions of finance receivables and operating leases (45,533) (54,505) (59,720) Collections of finance receivables and operating leases 46,276 44,561 45,159 Proceeds from sale of business 449 — — Purchases of marketable securities and other investments (17,458) (8,590) (12,300) Sales and maturities of marketable securities and other investments 19,117 12,700 12,346 Settlements of derivatives 94 (138) (268) Capital contributions to equity method investments (738) (2,733) (2,323) Returns of capital from equity method investments — 1 1,465 Other 312 (688) (45) Net cash provided by/(used in) investing activities (4,347) (17,628) (24,370) Cash flows from financing activities Cash payments for dividends and dividend equivalents (2,009) (4,995) (3,118) Purchases of common stock (484) (335) (426) Net changes in short-term debt 5,460 (1,539) (276) Proceeds from issuance of long-term debt 45,470 51,659 57,312 Payments of long-term debt (45,655) (41,965) (45,680) Other (271) (241) (327) Net cash provided by/(used in) financing activities 2,511 2,584 7,485 Effect of exchange rate changes on cash, cash equivalents, and restricted cash (414) (104) (458) Net increase/(decrease) in cash, cash equivalents, and restricted cash $ 4,603 $ (230) $ (1,920) Cash, cash equivalents, and restricted cash at beginning of period $ 20,737 $ 25,340 $ 25,110 Net increase/(decrease) in cash, cash equivalents, and restricted cash 4,603 (230) (1,920) Cash, cash equivalents, and restricted cash at end of period $ 25,340 $ 25,110 $ 23,190

10 SUPPLEMENTAL INFORMATION The tables below provide supplemental consolidating financial information. Company excluding Ford Credit includes our Ford Blue, Ford Model e, Ford Pro, and Ford Next reportable segments, Corporate Other, Interest on Debt, and Special Items. Eliminations, where presented, primarily represent eliminations of intersegment transactions and deferred tax netting. Selected Income Statement Information. The following table provides supplemental income statement information (in millions): For the Year Ended December 31, 2024 Company excluding Ford Credit Ford Credit Consolidated Revenues $ 172,706 $ 12,286 $ 184,992 Total costs and expenses 168,721 11,052 179,773 Operating income/(loss) 3,985 1,234 5,219 Interest expense on Company debt excluding Ford Credit 1,115 — 1,115 Other income/(loss), net 2,073 378 2,451 Equity in net income/(loss) of affiliated companies 636 42 678 Income/(Loss) before income taxes 5,579 1,654 7,233 Provision for/(Benefit from) income taxes 941 398 1,339 Net income/(loss) 4,638 1,256 5,894 Less: Income/(Loss) attributable to noncontrolling interests 15 — 15 Net income/(loss) attributable to Ford Motor Company $ 4,623 $ 1,256 $ 5,879

11 Selected Balance Sheet Information. The following tables provide supplemental balance sheet information (in millions): December 31, 2024 Assets Company excluding Ford Credit Ford Credit Eliminations Consolidated Cash and cash equivalents $ 13,663 $ 9,272 $ — $ 22,935 Marketable securities 14,707 706 — 15,413 Ford Credit finance receivables, net — 51,850 — 51,850 Trade and other receivables, net 5,868 8,855 — 14,723 Inventories 14,951 — — 14,951 Other assets 3,339 1,263 — 4,602 Receivable from other segments 1,134 2,285 (3,419) — Total current assets 53,662 74,231 (3,419) 124,474 Ford Credit finance receivables, net — 59,786 — 59,786 Net investment in operating leases 1,258 21,689 — 22,947 Net property 41,645 283 — 41,928 Equity in net assets of affiliated companies 6,691 130 — 6,821 Deferred income taxes 16,196 178 1 16,375 Other assets 11,628 1,237 — 12,865 Receivable from other segments 74 — (74) — Total assets $ 131,154 $ 157,534 $ (3,492) $ 285,196 Liabilities Payables $ 23,167 $ 961 $ — $ 24,128 Other liabilities and deferred revenue 24,963 2,819 — 27,782 Company excluding Ford Credit debt payable within one year 1,756 — — 1,756 Ford Credit debt payable within one year — 53,193 — 53,193 Payable to other segments 3,394 25 (3,419) — Total current liabilities 53,280 56,998 (3,419) 106,859 Other liabilities and deferred revenue 27,165 1,667 — 28,832 Company excluding Ford Credit long-term debt 18,898 — — 18,898 Ford Credit long-term debt — 84,675 — 84,675 Deferred income taxes 709 364 1 1,074 Payable to other segments — 74 (74) — Total liabilities $ 100,052 $ 143,778 $ (3,492) $ 240,338

12 Selected Cash Flow Information. The following tables provide supplemental cash flow information (in millions): For the Year Ended December 31, 2024 Cash flows from operating activities Company excluding Ford Ford Credit Eliminations Consolidated Net income/(loss) $ 4,638 $ 1,256 $ — $ 5,894 Depreciation and tooling amortization 5,038 2,529 — 7,567 Other amortization 39 (1,739) — (1,700) Provision for credit and insurance losses 13 562 — 575 Pension and OPEB expense/(income) 149 — — 149 Equity method investment (earnings)/losses and impairments in excess of dividends received (277) (10) — (287) Foreign currency adjustments 317 (90) — 227 Net realized and unrealized (gains)/losses on cash equivalents, marketable securities, and other investments 45 (3) — 42 Stock compensation 493 18 — 511 Provision for/(Benefit from) deferred income taxes 74 276 — 350 Decrease/(Increase) in finance receivables (wholesale and other) — (4,299) — (4,299) Decrease/(Increase) in intersegment receivables/payables 529 (529) — — Decrease/(Increase) in accounts receivable and other assets (2,230) (267) — (2,497) Decrease/(Increase) in inventory 27 — — 27 Increase/(Decrease) in accounts payable and accrued and other 8,106 319 — 8,425 Other 211 228 — 439 Interest supplements and residual value support to Ford Credit (5,349) 5,349 — — Net cash provided by/(used in) operating activities $ 11,823 $ 3,600 $ — $ 15,423 Cash flows from investing activities Capital spending $ (8,590) $ (94) $ — $ (8,684) Acquisitions of finance receivables and operating leases — (59,720) — (59,720) Collections of finance receivables and operating leases — 45,159 — 45,159 Purchases of marketable securities and other investments (12,026) (274) — (12,300) Sales and maturities of marketable securities and other investments 11,990 356 — 12,346 Settlements of derivatives 175 (443) — (268) Capital contributions to equity method investments (2,323) — — (2,323) Returns of capital from equity method investments 1,465 — — 1,465 Other (45) — — (45) Investing activity (to)/from other segments 500 4 (504) — Net cash provided by/(used in) investing activities $ (8,854) $ (15,012) $ (504) $ (24,370) Cash flows from financing activities Cash payments for dividends and dividend equivalents $ (3,118) $ — $ — $ (3,118) Purchases of common stock (426) — — (426) Net changes in short-term debt 519 (795) — (276) Proceeds from issuance of long-term debt 110 57,202 — 57,312 Payments on long-term debt (152) (45,528) — (45,680) Other (192) (135) — (327) Financing activity to/(from) other segments (4) (500) 504 — Net cash provided by/(used in) financing activities $ (3,263) $ 10,244 $ 504 $ 7,485 Effect of exchange rate changes on cash, cash equivalents, and restricted cash $ (191) $ (267) $ — $ (458)

13 Non-GAAP Financial Measures That Supplement GAAP Measures We use both GAAP and non-GAAP financial measures for operational and financial decision making, and to assess Company and segment business performance. The non-GAAP measures listed below are intended to be considered by users as supplemental information to their equivalent GAAP measures, to aid investors in better understanding our financial results. We believe that these non-GAAP measures provide useful perspective on underlying operating results and trends, and a means to compare our period-over- period results. These non-GAAP measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. These non-GAAP measures may not be the same as similarly titled measures used by other companies due to possible differences in method and in items or events being adjusted. • Company Adjusted EBIT (Most Comparable GAAP Measure: Net Income / (Loss) attributable to Ford) – Earnings Before Interest and Taxes (EBIT) excludes interest on debt (excl. Ford Credit Debt), taxes, and pre-tax special items. This non-GAAP measure is useful to management and investors because it focuses on underlying operating results and trends, and improves comparability of our period-over-period results. Our management ordinarily excludes special items from its review of the results of the operating segments for purposes of measuring segment profitability and allocating resources. Pre-tax special items consist of (i) pension and OPEB remeasurement gains and losses, (ii) gains and losses on investments in equity securities, (iii) significant personnel expenses, supplier- and dealer-related costs, and facility-related charges stemming from our efforts to match production capacity and cost structure to market demand and changing model mix, and (iv) other items that we do not necessarily consider to be indicative of earnings from ongoing operating activities. When we provide guidance for adjusted EBIT, we do not provide guidance on a net income basis because the GAAP measure will include potentially significant special items that have not yet occurred and are difficult to predict with reasonable certainty, including gains and losses on pension and OPEB remeasurements and on investments in equity securities. • Company Adjusted EBIT Margin (Most Comparable GAAP Measure: Company Net Income / (Loss) Margin) – Company Adjusted EBIT Margin is Company Adjusted EBIT divided by Company revenue. This non-GAAP measure is useful to management and investors because it allows users to evaluate our operating results aligned with industry reporting. • Adjusted Earnings / (Loss) Per Share (Most Comparable GAAP Measure: Earnings / (Loss) Per Share) – Measure of Company’s diluted net earnings / (loss) per share adjusted for impact of pre-tax special items (described above), tax special items and restructuring impacts in noncontrolling interests. The measure provides investors with useful information to evaluate performance of our business excluding items not indicative of earnings from ongoing operating activities. When we provide guidance for adjusted earnings / (loss) per share, we do not provide guidance on an earnings / (loss) per share basis because the GAAP measure will include potentially significant special items that have not yet occurred and are difficult to predict with reasonable certainty prior to year-end, including pension and OPEB remeasurement gains and losses. • Adjusted Effective Tax Rate (Most Comparable GAAP Measure: Effective Tax Rate) – Measure of Company’s tax rate excluding pre-tax special items (described above) and tax special items. The measure provides an ongoing effective rate which investors find useful for historical comparisons and for forecasting. When we provide guidance for adjusted effective tax rate, we do not provide guidance on an effective tax rate basis because the GAAP measure will include potentially significant special items that have not yet occurred and are difficult to predict with reasonable certainty prior to year-end, including pension and OPEB remeasurement gains and losses. • Company Adjusted Free Cash Flow (FCF) (Most Comparable GAAP Measure: Net Cash Provided By / (Used In) Operating Activities) – Measure of Company’s operating cash flow excluding Ford Credit’s operating cash flows. The measure contains elements management considers operating activities, including Company excluding Ford Credit capital spending, Ford Credit distributions to its parent, and settlement of derivatives. The measure excludes cash outflows for funded pension contributions, restructuring actions, and other items that are considered operating cash flows under GAAP. This measure is useful to management and investors because it is consistent with management’s assessment of the Company’s operating cash flow performance. When we provide guidance for Company Adjusted FCF, we do not provide guidance for net cash provided by / (used in) operating activities because the GAAP measure will include items that are difficult to quantify or predict with reasonable certainty, including cash flows related to the Company's exposures to foreign currency exchange rates and certain commodity prices (separate from any related hedges), Ford Credit's operating cash flows, and cash flows related to special items, including separation payments, each of which individually or in the aggregate could have a significant impact to our net cash provided by / (used in) our operating activities. • Adjusted ROIC – Calculated as the sum of adjusted net operating profit / (loss) after-cash tax from the last four quarters, divided by the average invested capital over the last four quarters. This calculation provides management and investors with useful information to evaluate the Company’s after-cash tax operating return on its invested capital for the period presented. Adjusted net operating profit / (loss) after-cash tax measures operating results less special items, interest on debt (excl. Ford Credit Debt), and certain pension / OPEB costs. Average invested capital is the sum of average balance sheet equity, debt (excl. Ford Credit Debt), and net pension / OPEB liability. Note: Calculated results may not sum due to rounding

14 Net Income / (Loss) Reconciliation to Adjusted EBIT ($M) Fourth Quarter Full Year 2023 2024 2023 2024 Net Income / (Loss) Attributable to Ford (GAAP) $ (526) $ 1,824 $ 4,347 $ 5,879 Income / (Loss) Attributable to Noncontrolling Interests 3 7 (18) 15 Net Income / (Loss) $ (523) $ 1,831 $ 4,329 $ 5,894 Less: (Provision For) / Benefit From Income Taxes 1,344 (483) 362 (1,339) Income / (Loss) Before Income Taxes $ (1,867) $ 2,314 $ 3,967 $ 7,233 Less: Special Items Pre-Tax (2,554) 471 (5,147) (1,860) Income / (Loss) Before Special Items Pre-Tax $ 687 $ 1,843 $ 9,114 $ 9,093 Less: Interest on Debt (366) (295) (1,302) (1,115) Adjusted EBIT (Non-GAAP) $ 1,053 $ 2,138 $ 10,416 $ 10,208 Memo: Revenue ($B) $ 46.0 $ 48.2 $ 176.2 $ 185.0 Net Income / (Loss) Margin (GAAP) (%) (1.1) % 3.8% 2.5% 3.2 % Adjusted EBIT Margin (%) (Non-GAAP) 2.3% 4.4% 5.9% 5.5 % Earnings / (Loss) Per Share Reconciliation To Adjusted Earnings / (Loss) Per Share Fourth Quarter Full Year 2023 2024 2023 2024 Diluted After-Tax Results ($M) Diluted After-Tax Results (GAAP) $ (526) $ 1,824 $ 4,347 $ 5,879 Less: Impact of Pre-Tax and Tax Special Items (a) (1,688) 261 (3,786) (1,537) Adjusted Net Income / (Loss) – Diluted (Non-GAAP) $ 1,162 $ 1,563 $ 8,133 $ 7,416 Basic and Diluted Shares (M) Basic Shares (Average Shares Outstanding) 3,998 3,970 3,998 3,978 Net Dilutive Options, Unvested Restricted Stock Units, Unvested Restricted Stock Shares, and Convertible Debt 47 50 43 43 Diluted Shares 4,045 4,020 4,041 4,021 Earnings / (Loss) Per Share – Diluted (GAAP) (b) $ (0.13) $ 0.45 $ 1.08 $ 1.46 Less: Net Impact of Adjustments (0.42) 0.06 (0.93) (0.38) Adjusted Earnings Per Share – Diluted (Non-GAAP) $ 0.29 $ 0.39 $ 2.01 $ 1.84 a. Includes adjustment for noncontrolling interest in 2023 b. For the fourth quarter of 2023, there were 47M shares excluded from the calculation of diluted earnings / (loss) per share due to their anti-dilutive effect

15 Effective Tax Rate Reconciliation To Adjusted Effective Tax Rate 2024 Memo: Q4 Full Year Full Year 2023 Pre-Tax Results ($M) Income / (Loss) Before Income Taxes (GAAP) $ 2,314 $ 7,233 $ 3,967 Less: Impact of Special Items 471 (1,860) (5,147) Adjusted Earnings Before Taxes (Non-GAAP) $ 1,843 $ 9,093 $ 9,114 Taxes ($M) (Provision For) / Benefit From Income Taxes (GAAP) (a) $ (483) $ (1,339) $ 362 Less: Impact of Special Items (b) (210) 323 1,273 Adjusted (Provision For) / Benefit From Income Taxes (Non-GAAP) $ (273) $ (1,662) $ (911) Tax Rate (%) Effective Tax Rate (GAAP) (a) 20.9% 18.5% (9.1) % Adjusted Effective Tax Rate (Non-GAAP) 14.8% 18.3% 10.0 % a. 2023 reflects benefits from U.S. research tax credits and legal entity restructuring within our leasing operations and China b. 2023 reflects benefits from China legal entity restructuring

Net Cash Provided By / (Used In) Operating Activities Reconciliation To Company Adjusted Free Cash Flow ($M)

	2023					2024				Full Year	
	Q1	Q2	Q3	Q4		Q1	Q2	Q3	Q4	2023	2024
Net Cash Provided By / (Used In) Operating Activities (GAAP)	$ 2,800	$ 5,035	$ 4,591	$ 2,492		$ 1,385	$ 5,508	$ 5,502	$ 3,028	$14,918	$15,423
Less: Items Not Included in Company Adjusted Free Cash Flows											
Ford Credit Operating Cash Flows	626	581	1,800	(1,827)		1,181	685	1,296	438	1,180	3,600
Funded Pension Contributions	(125)	(109)	(190)	(168)		(550)	(83)	(334)	(106)	(592)	(1,073)
Restructuring (Including Separations) (a)	(81)	(118)	(297)	(529)		(176)	(289)	(226)	(108)	(1,025)	(799)
Ford Credit Tax Payments / (Refunds) Under Tax Sharing Agreement	(5)	—	—	174		(33)	—	—	18	169	(15)
Other, Net	(140)	(73)	(151)	604 (b)		(608) (c)	4	14	(287)	240	(877)
Add: Items Included in Company Adjusted Free Cash Flows											
Company Excluding Ford Credit Capital Spending	(1,760)	(1,927)	(2,191)	(2,274)		(2,073)	(2,078)	(1,970)	(2,469)	(8,152)	(8,590)
Ford Credit Distributions	—	—	—	—		—	150	175	175	—	500
Settlement of Derivatives	(72)	92	(13)	—		23	(26)	230	(52)	7	175
Company Adjusted Free Cash Flow (Non-GAAP)	$ 693	$ 2,919	$ 1,225	$ 1,964		$ (479)	$ 3,237	$ 3,187	$ 727	$ 6,801	$ 6,672

a. Restructuring excludes cash flows reported in investing activities
b. Includes timing differences with a joint venture and currency impacts
c. Includes $(365)M settlement of Transit Connect matter

16

17 Adjusted ROIC ($B) Four Quarters Ending Q4 2023 Four Quarters Ending Q4 2024 Adjusted Net Operating Profit / (Loss) After Cash Tax Net Income / (Loss) Attributable to Ford $ 4.3 $ 5.9 Add: Noncontrolling Interest (0.0) 0.0 Less: Income Tax 0.4 (1.3) Add: Cash Tax (1.0) (1.2) Less: Interest on Debt (1.3) (1.1) Less: Total Pension / OPEB Income / (Cost) (3.1) (0.1) Add: Pension / OPEB Service Costs (0.6) (0.6) Net Operating Profit / (Loss) After Cash Tax $ 6.7 $ 6.7 Less: Special Items (excl. Pension / OPEB) Pre-Tax (2.7) (2.3) Adj. Net Operating Profit / (Loss) After Cash Tax $ 9.5 $ 9.1 Invested Capital Equity $ 42.8 $ 44.9 Debt (excl. Ford Credit) 19.9 20.7 Net Pension and OPEB Liability 7.0 5.0 Invested Capital (End of Period) $ 69.8 $ 70.5 Average Invested Capital $ 68.1 $ 70.1 ROIC (a) 9.9% 9.6 % Adjusted ROIC (Non-GAAP) (b) 13.9% 12.9 % a. Calculated as the sum of net operating profit / (loss) after cash tax from the last four quarters, divided by the average invested capital over the last four quarters b. Calculated as the sum of adjusted net operating profit / (loss) after cash tax from the last four quarters, divided by the average invested capital over the last four quarters

Special Items ($B)

	Fourth Quarter		Full Year	
	2023	2024	2023	2024
<u>Restructuring</u>				
Europe	$ (0.5)	$ (0.0)	$ (1.0)	$ (0.7)
North America Hourly Buyouts	—	—	—	(0.3)
China	(0.1)	(0.0)	(1.0)	(0.0)
Other (a)	0.0	—	(0.1)	—
Subtotal Restructuring	$ (0.6)	$ (0.1)	$ (2.0)	$ (1.0)
<u>Other Items</u>				
EV Program Cancellation	$ —	$ (0.2)	$ —	$ (1.2)
Transit Connect Customs Matter	—	—	(0.4)	—
Extended Oakville Assembly Plant Changeover	—	0.1	—	(0.2)
EV Program Dispute	(0.1)	—	(0.1)	0.0
Other (including Gains / (Losses) on Investments)	(0.0)	0.0	(0.2)	0.0
Subtotal Other Items	$ (0.1)	$ (0.1)	$ (0.7)	$ (1.3)
<u>Pension and OPEB Gain / (Loss)</u>				
Pension and OPEB Remeasurement	$ (1.7)	$ 0.7	$ (2.1)	$ 0.7
Pension Settlements, Curtailments, and Separations Costs	(0.2)	0.0	(0.3)	(0.2)
Subtotal Pension and OPEB Gain / (Loss)	$ (1.8)	$ 0.7	$ (2.4)	$ 0.5
Total EBIT Special Items	$ (2.6)	$ 0.5	$ (5.1)	$ (1.9)

a. 2023 includes restructuring charges in North America and India

18

19 FORD MOTOR CREDIT COMPANY LLC AND SUBSIDIARIES CONSOLIDATED INCOME STATEMENTS (in millions) For the Years Ended December 31, 2022 2023 2024 Financing revenue Operating leases $ 4,569 $ 4,105 $ 4,217 Retail financing 3,514 4,236 5,637 Dealer financing 1,079 2,403 2,922 Other financing 63 132 170 Total financing revenue 9,225 10,876 12,946 Depreciation on vehicles subject to operating leases (2,240) (2,309) (2,482) Interest expense (3,334) (6,311) (7,583) Net financing margin 3,651 2,256 2,881 Other revenue Insurance premiums earned 75 119 171 Fee based revenue and other 116 124 136 Total financing margin and other revenue 3,842 2,499 3,188 Expenses Operating expenses 1,329 1,360 1,395 Provision for credit losses 39 278 417 Insurance expenses (4) 53 146 Total expenses 1,364 1,691 1,958 Other income/(loss), net (41) 514 424 Income before income taxes 2,437 1,322 1,654 Provision for/(Benefit from) income taxes 448 (2) 398 Net income $ 1,989 $ 1,324 $ 1,256

20 FORD MOTOR CREDIT COMPANY LLC AND SUBSIDIARIES CONSOLIDATED BALANCE SHEETS (in millions) December 31, 2023 December 31, 2024 ASSETS Cash and cash equivalents $ 10,658 $ 9,272 Marketable securities 789 706 Finance receivables, net Retail installment contracts, dealer financing, and other financing 105,476 114,069 Finance leases 7,347 7,881 Total finance receivables, net of allowance for credit losses of $882 and $864 112,823 121,950 Net investment in operating leases 20,332 21,689 Notes and accounts receivable from affiliated companies 845 836 Derivative financial instruments 818 784 Other assets 2,940 3,055 Total assets $ 149,205 $ 158,292 LIABILITIES Accounts payable Customer deposits, dealer reserves, and other $ 899 $ 961 Affiliated companies 693 723 Total accounts payable 1,592 1,684 Debt 129,287 137,868 Deferred income taxes 337 364 Derivative financial instruments 2,141 1,992 Other liabilities and deferred revenue 2,459 2,627 Total liabilities 135,816 144,535 SHAREHOLDER’S INTEREST Shareholder’s interest 5,166 5,166 Accumulated other comprehensive income/(loss) (829) (1,217) Retained earnings 9,052 9,808 Total shareholder’s interest 13,389 13,757 Total liabilities and shareholder’s interest $ 149,205 $ 158,292

21 FORD MOTOR CREDIT COMPANY LLC AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF CASH FLOWS (in millions) For the Years Ended December 31, 2022 2023 2024 Cash flows from operating activities Net income $ 1,989 $ 1,324 $ 1,256 Provision for credit losses 39 278 417 Depreciation and amortization 2,872 2,900 3,112 Amortization of upfront interest supplements (1,830) (1,795) (2,395) Net change in deferred income taxes 324 (617) 276 Net change in other assets (497) (146) (219) Net change in other liabilities 360 343 327 All other operating activities 228 43 375 Net cash provided by/(used in) operating activities 3,485 2,330 3,149 Cash flows from investing activities Purchases of finance receivables (35,085) (41,765) (43,536) Principal collections of finance receivables 36,907 36,343 38,370 Purchases of operating lease vehicles (8,911) (9,577) (11,731) Proceeds from termination of operating lease vehicles 9,802 8,700 7,365 Net change in wholesale receivables and other short-duration receivables (10,872) (4,794) (4,577) Purchases of marketable securities and other investments (3,578) (2,039) (274) Proceeds from sales and maturities of marketable securities and other investments 4,161 2,805 356 Settlements of derivatives 184 (145) (443) All other investing activities (91) (84) (91) Net cash provided by/(used in) investing activities (7,483) (10,556) (14,561) Cash flows from financing activities Proceeds from issuances of long-term debt 42,175 51,659 57,202 Payments of long-term debt (41,758) (41,753) (45,528) Net change in short-term debt 5,375 (1,424) (795) Cash distributions to parent (2,100) — (500) All other financing activities (78) (139) (135) Net cash provided by/(used in) financing activities 3,614 8,343 10,244 Effect of exchange rate changes on cash, cash equivalents, and restricted cash (187) 158 (267) Net increase/(decrease) in cash, cash equivalents, and restricted cash $ (571) $ 275 $ (1,435) Cash, cash equivalents, and restricted cash at beginning of period $ 11,091 $ 10,520 $ 10,795 Net increase/(decrease) in cash, cash equivalents, and restricted cash (571) 275 (1,435) Cash, cash equivalents, and restricted cash at end of period $ 10,520 $ 10,795 $ 9,360